Exhibit 99.1

Avinger Announces Strategic Partnership and up to $15 Million Equity Funding Agreement with Zylox-Tonbridge

Initial $7.5 Million Strategic Investment

Strategic Partnership Opens Pathway to Access Greater China Market

Strengthened Balance Sheet and Three-Year Extension of Existing Debt Terms

Redwood City, Calif., March 6, 2024 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company developing and marketing the first and only intravascular image-guided, catheter-based systems for diagnosis and treatment of vascular disease, today announced a new strategic partnership with Zylox-Tonbridge Medical Technology Co., Ltd. (2190.HK, “Zylox-Tonbridge”), a leading medical device company in the neuro- and peripheral-vascular interventional market in China.

Based in Hangzhou, China and listed on the Hong Kong Stock Exchange, Zylox-Tonbridge has developed and launched 36 products into the Greater China interventional markets since its founding in 2012. With a sales and marketing organization of more than 130 people and a vast distribution network, Zylox-Tonbridge achieved the equivalent of approximately $58 million in sales in the most recently reported 12-month period (ended June 30, 2023), representing a growth rate of greater than 50% compared to the prior year period.

The strategic partnership provides up to $15 million of equity funding from Zylox-Tonbridge in two tranches, a licensing agreement providing access for Avinger’s products in the Greater China region, and a technology transfer agreement to build cost-efficient manufacturing capacity to support global sales. In addition, the parties have signed a strategic collaboration agreement which provides the opportunity for Avinger to access certain Zylox-Tonbridge peripheral vascular products for distribution in the U.S. and Germany.

Key Terms of Financing Agreement

Under the terms of the financing agreement, Zylox-Tonbridge will invest up to $15 million into Avinger through the purchase of preferred and common stock in two tranches. The initial $7.5 million investment was priced at-the-market under Nasdaq rules at a purchase price of $3.66 per share on an as converted to common stock basis. A second tranche of $7.5 million will be funded upon achieving key milestones, including successfully registering Zylox-Tonbridge as a manufacturer of Avinger’s products with the U.S. Food & Drug Administration (“FDA”) and Avinger achieving $10 million in aggregate revenue over four consecutive quarters.

Avinger’s obligation to accept conversion of the initial shares of preferred stock and issue and sell shares of preferred stock upon completion of the milestones are each subject to receipt of the approval of Avinger’s stockholders.

Concurrent with the Zylox-Tonbridge first tranche investment, CRG Partners, the primary holder of Avinger debt and preferred equity exchanged its Series A preferred stock with an aggregate liquidation preference of approximately $60 million for new Series A-1 preferred stock with a value of $10 million. The new Series A-1 preferred stock is convertible at the same price as the Zylox-Tonbridge transaction and carries no liquidation preference or dividends. Additionally, CRG extended principal payments on Avinger’s debt from the first quarter of 2024 to the first quarter of 2027, with interest payments accruing during this time.

Key Terms of License, Technology Transfer and Strategic Collaboration Agreement

Under the terms of the license and technology transfer agreement, Zylox-Tonbridge has exclusive rights to distribute and manufacture Avinger’s proprietary image-guided devices in the Greater China region, including mainland China, Hong Kong, Macao, and Taiwan (the “Territory”). Zylox-Tonbridge will lead all regulatory activities for the registration of the Avinger products in the Territory. Avinger will supply product to Zylox-Tonbridge until such time Zylox-Tonbridge’s manufacturing capability has been established. All sales of Avinger products in the Territory will be royalty bearing to Avinger.

In addition, the parties have signed a strategic cooperation framework agreement, which provides the opportunity for Avinger to access certain Zylox-Tonbridge peripheral vascular products for distribution in the U.S. and Germany. The agreement also provides the option for Avinger to source finished goods from Zylox-Tonbridge following registration of their manufacturing facility with the FDA.

"We are excited to announce this strategic transaction with Zylox-Tonbridge, a dynamic leader in the peripheral interventional market in China,” said Jeff Soinski, Avinger’s President and CEO. “Our broad-reaching partnership creates an exciting new pathway for Avinger products to enter the large and growing Greater China market through an established commercial channel. It also provides the opportunity for a more cost-efficient manufacturing structure to support the growth of global sales, as well as the potential for Avinger to access Zylox-Tonbridge’s high-quality peripheral products for distribution in the U.S. and Germany.”

Dr. Jonathon Zhao, Chairman and CEO of Zylox-Tonbridge, said, “We are pleased to partner with Avinger to provide Chinese healthcare professionals and patients with cutting-edge medical technologies and disruptive innovative products. We believe this collaboration will expand the company’s Peripheral Vascular Intervention product portfolio, reinforce our market leadership, and accelerate the growth of the vessel preparation business in China’s peripheral vascular intervention market. By leveraging our leading manufacturing capabilities and working with Avinger, we are confident in bringing patients more cost-efficient and high-quality products. We are looking forward to cooperating with global partners to share growing market opportunities by offering high-quality and affordable innovative medical products and services.”

Mr. Soinski continued, “Concurrent with this transaction, we have significantly improved our balance sheet with a cash infusion, the exchange of our Series A preferred stock for new Series A-1 preferred stock, and the deferral of principal payments on our existing debt for three years. Combined, these transactions represent a strong show of confidence in our product portfolio.

“With this transaction, we have positioned Avinger to access exciting new growth opportunities in China and improve its operating cost structure as global manufacturing comes online. We have also provided the opportunity for new revenue growth and increased sales productivity in our current markets through the potential distribution of Zylox-Tonbridge products in the U.S. and Germany. We are excited to move forward in 2024 as we continue to drive sales of our best-in-class commercial peripheral products and ready our groundbreaking image-guided coronary CTO-crossing device for IDE submission later this year.”

Detailed terms of the Zylox-Tonbridge transaction will be filed on Form 8-K with the United Stated Securities and Exchange Commission.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first image-guided, catheter-based system for the diagnosis and treatment of patients with vascular disease in the peripheral and coronary arteries. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox series of imaging consoles, the Ocelot and Tigereye® family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices for the treatment of peripheral artery disease (PAD), estimated to affect more than 200 million people worldwide. Avinger is developing its first product application for the treatment of coronary artery disease (CAD), an image-guided system for CTO-crossing in the coronary arteries, which provides the opportunity to redefine a large and underserved market. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

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About Zylox-Tonbridge

Zylox-Tonbridge is one of the leading players in the neuro- and peripheral-vascular interventional medical device market in China. The Company was founded in 2012 and is headquartered in Hangzhou, China. As an integrated medical device company supported by in-house R&D and manufacturing capabilities, proprietary technological platforms, and commercialization capabilities, Zylox-Tonbridge strives to provide all patients, regardless of their ethnicity, age and economic conditions, with accessible medical devices and services.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding benefits of the strategic transaction with Zylox-Tonbridge, benefits to our manufacturing structure, the pathway for Avinger products to enter the Greater China market, benefits of accessing Zylox-Tonbridge’s peripheral products, the potential expansion of the Peripheral Vascular Intervention product portfolio of Zylox-Tonbridge, potential benefits to patients of the collaboration with Zylox-Tonbridge, the improvement in our operating cost structure, the opportunities for new revenue growth and increased sales productivity, and obtaining stockholder approval to facilitate the equity financing. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; the resource requirements related to Pantheris, Tigereye and our Lightbox imaging console; the outcome of clinical trial results; the adoption of our products by physicians; our ability to obtain regulatory approvals for our products; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2023, as amended, and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward- looking statements.

Investor Contact:

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com

Public Relations Contact:

Phil Preuss

Chief Commercial Officer

Avinger, Inc.

(650) 241-7942

pr@avinger.com